Exhibit 21.1

List of Subsidiaries of Texxon Holding Limited

Name of Subsidiaries	Jurisdiction
Texxon Hong Kong Limited	Hong Kong
HuanSu Technology (Henan) Co., Ltd.	The People’s Republic of China
Zhejiang Net Plastic Technology Co., Ltd.	The People’s Republic of China
Net Plastic Technology (Henan) Co., Ltd.	The People’s Republic of China
Qingdao Zhongguang Yiyun Supply Chain Management Co., Ltd.	The People’s Republic of China
Anhui Zhongke Net Plastic Technology Co., Ltd.	The People’s Republic of China
Net Plastic (Ningbo) Supply Chain Management Co., Ltd.	The People’s Republic of China
Shanghai Net Plastic Supply Chain Management Co., Ltd.	The People’s Republic of China
Beijing Yongsu Technology Co., Ltd.	The People’s Republic of China
Henan Jisu Logistics Co., Ltd.	The People’s Republic of China
Henan Net Plastic Supply Chain Management Co., Ltd.	The People’s Republic of China
Henan Net Plastic New Material Technology Co., Ltd.	The People’s Republic of China
Net Plastic Juhe (Henan) Sales Co., Ltd.	The People’s Republic of China
Net Plastic Juhe (Zhejiang) Chemical Sales Co., Ltd.	The People’s Republic of China